Exhibit 99.1
                                                Contact:  Chantelle Kammerdiener
                                                   (502) 636-4415/(502) 266-8731
                                                          chantellek@kyderby.com


          CHURCHILL DOWNS REPORTS 42 PERCENT GAIN IN 1999 NET EARNINGS

                      NET REVENUES INCREASE TO $258 MILLION

LOUISVILLE, Ky. (Feb. 23, 2000) - Churchill Downs Incorporated (Nasdaq/NM: CHDN) ("CDI") today reported record results for the fourth quarter and fiscal year ended Dec. 31, 1999.

         Net revenues for the year totaled $258.4 million, a 75 percent increase over $147.3 million in 1998. Net earnings were $15.0 million, a 42 percent increase over $10.5 million in 1998. Earnings per share for the year were $1.72 diluted on 8.7 million average diluted shares outstanding, compared with $1.40 diluted on 7.5 million average diluted shares outstanding in 1998.

         During the fourth quarter of 1999, the Company reported net revenues of $93.5 million, up 200 percent compared with $31.2 million in the year-earlier period. Net earnings during the quarter were $3.1 million, compared with a net loss of $0.8 million during the fourth quarter of 1998. Earnings per share were 31 cents diluted on 10 million average diluted shares outstanding, compared with a loss of 10 cents diluted on 7.5 million average diluted shares outstanding during the same period in 1998.

         The increases of 16 percent and 32 percent in average diluted shares outstanding for the year and the fourth quarter, respectively, were due principally to the public offering of 2.3 million common shares in July 1999.

         The results represented the seventh consecutive year of record earnings for the Company. Thomas H. Meeker, CDI's president and chief executive officer, said the increases reflected a dynamic year.

         "The gains for the fourth quarter and full year exceeded analysts' estimates and further validated the strength of our ongoing growth strategy," Meeker said. "The results for the fourth quarter reflected the initial contribution from Hollywood Park, which we acquired in September 1999, and the impact of Calder Race Course, which we acquired in April 1999. We historically have either operated at a loss or been only marginally profitable during this quarter, so we are especially pleased with the level of earnings we achieved during this period in 1999.

         "Accumulating additional live racing signals is key to our goal of building our year-round simulcast product, which also will reduce the seasonality of our results. As we have integrated our acquisitions, the need for additional support and services at the corporate level has resulted in increased expenses for our Churchill Downs business unit. Even with these incremental costs, we achieved solid growth for the year, aided particularly by the inclusion of Calder Race Course. We are starting to realize meaningful synergies with our two newest acquisitions as well as among our live racing operations in Kentucky and Indiana."

         Meeker continued, "By capitalizing on our core resources and strong financial position, we significantly enhanced CDI's leadership in the racing industry during 1999. We recognize that there is still a distinct seasonality to our results, which is especially evident in the first quarter when we do not have a track offering live racing. Additionally, we do have risks associated with higher interest rates, but we are confident that we can continue to effectively manage these risks. With well-established racetracks in key markets, we are excited about the opportunity to extend the Company's long-term record of growth.

          "Earlier this month, we announced the first phase of the national branding program that will encompass our current and future network of racetracks and off-track betting facilities. Under this new program, we have a single logo tangibly unifying our operations and symbolically representing the work underway to maximize the value of our combined assets. This combined profile is helping us to increase our share in the simulcast market and to build the Churchill Downs Simulcast Network, or CDSN."

         Churchill Downs Incorporated, headquartered in Louisville, Ky., is one of the world's leading horse racing companies. Its flagship operation, Churchill Downs, is home of the Kentucky Derby and will host its 126th running on May 6, 2000. The Company owns additional racetracks in Kentucky, California and Florida and has interests in an Indiana pari-mutuel operation as well as various racing services companies. Churchill Downs Incorporated can be found on the Internet at kentuckyderby.com.

         This press release contains forward-looking statements made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. The reader is cautioned that such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the presently estimated amounts. These risks and uncertainties include: the continued ability of the Company to effectively compete for the country's top horses and trainers necessary to field high-quality horse racing; the continued ability of the Company to grow its share of the interstate simulcast market; the impact of interest rate fluctuations; a substantial change in regulations affecting our gaming activities; a substantial change in allocation of live racing days; the impact of competition from alternative gaming (including lotteries and riverboat, cruise ship and land-based casinos) and other sports and entertainment options in those markets in which the Company operates; a decrease in riverboat admissions revenue from the Company's Indiana operations; and the Company's success in its pursuit of strategic initiatives designed to generate additional revenues.



                          CHURCHILL DOWNS INCORPORATED
                       CONSOLIDATED STATEMENTS OF EARNINGS
               Years and Quarters ended December 31, 1999 and 1998
                                   (Unaudited)


                                           Years                Quarters
                                       Ended December 31,    Ended December 31,


(In thousands, except per share data)     1999        1998       1999      1998
                                          ----        ----       ----      ----
Net  revenues                          $258,427    $147,300   $93,548   $31,242
Operating expenses:
    Purses                               97,585      50,193    38,844    11,502
    Other direct expenses               109,783      68,788    39,736    18,702
                                        --------    --------   -------   -------
                                        207,368     118,981    78,580    30,204
                                        --------    --------   -------   -------
     Gross profit                        51,059      28,319    14,968     1,038

Selling, general and
    administrative expenses              18,546      11,176     6,184     2,328
                                        --------    --------   -------   -------

     Operating income (loss)             32,513      17,143     8,784    (1,290)
                                        --------    --------   -------   -------

Other income (expense):
      Interest income                       847         680       281       230
      Interest expense                   (7,839)       (896)   (3,677)     (250)
      Miscellaneous, net                    334         342        40        81
                                        --------    --------   -------   -------
                                         (6,658)        126    (3,356)       61
                                        --------    --------   -------   -------
Earnings (loss) before provision
for income taxes                         25,855      17,269     5,428    (1,229)
                                        --------    --------   -------   -------

Provision (benefit) for income taxes     10,879       6,751     2,300      (449)
                                        --------    --------   -------   -------
   Net earnings (loss)                  $14,976     $10,518    $3,128     $(780)
                                        --------    --------   -------   -------

Earnings (loss) per common share data:
   Basic                                  $1.74       $1.41      $.32     $(.10)
   Diluted                                $1.72       $1.40      $.31     $(.10)
Weighted average shares outstanding:
   Basic                                  8,598       7,460     9,854     7,525
   Diluted                                8,718       7,539     9,967     7,525






                          CHURCHILL DOWNS INCORPORATED
                   SUPPLEMENTAL INFORMATION BY OPERATING UNIT
               Years and Quarters ended December 31, 1999 and 1998
                                   (Unaudited)

(In thousands)



                                            Years                 Quarters
                                       Ended December 31,     Ended December 31,
                                        1999         1998     1999      1998
Net revenues:
  Churchill Downs including
     corporate expenses               $ 82,429    $ 80,925   $15,776   $16,213
  Hollywood Park                        30,494        -       29,377      -
  Calder Race Course                    72,418        -       33,365      -
  Hoosier Park                          51,280      47,744    13,766    13,204
  Ellis Park                            19,653      17,386     1,162     1,347
  Other operations                       6,151       2,497     1,773       821
                                       --------    --------   -------   -------
                                       262,425     148,552    95,219    31,585
  Eliminations                          (3,998)     (1,252)   (1,671)     (343)
                                      $258,427    $147,300   $93,548   $31,242
                                       --------    --------   -------   -------
EBITDA:
  Churchill Downs including
     corporate expenses                $12,110     $14,417   $(1,942)   $ (321)
  Hollywood Park                         3,842        -        4,384      -
  Calder Race Course                    17,946        -        9,081      -
  Hoosier Park                           6,423       5,599     1,292     1,208
  Ellis Park                             2,071       2,305      (763)     (585)
  Other operations                       1,314         909       199       260
                                       --------    --------   -------   -------
                                       $43,706     $23,230   $12,251   $  562
                                       --------    --------   -------   -------
Operating income (loss):
  Churchill Downs including
     corporate expenses                 $ 8,561     $10,700   $(2,818)  $(1,252)
  Hollywood Park                          2,574        -        3,369      -
  Calder Race Course                     15,564        -        8,200      -
  Hoosier Park                            5,246       4,499     1,063       934
  Ellis Park                                721       1,422    (1,121)   (1,095)
  Other operations                         (153)        522        91       123
                                        --------    --------   -------   -------
                                        $32,513     $17,143    $8,784   $(1,290)
                                        --------    --------   -------   -------


                          CHURCHILL DOWNS INCORPORATED
                           CONSOLIDATED BALANCE SHEETS
                                December 31, 1999
                                   (Unaudited)
(in thousands)

ASSETS                                                  1999           1998
Current assets:
  Cash and cash equivalents                            $  29,060      $   6,380
  Accounts receivable                                     24,279         11,968
  Other current assets                                     2,751          1,049
                                                       ----------      ---------
          Total current assets                            56,090         19,397
Other assets                                               4,740          3,796
Plant and equipment, net                                 274,882         83,088
Intangible assets, net                                    62,334          8,370
                                                       ----------      ---------
                                                        $398,046       $114,651
                                                       ----------      ---------
LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                     $  14,794      $   6,381
  Accrued expenses                                        23,821          8,248
  Dividends payable                                        4,927          3,762
  Income taxes payable                                       336            258
  Deferred revenue                                        10,860          8,412
  Long-term debt, current portion                            552            127
                                                       ----------      ---------
          Total current liabilities                       55,290         27,188

Long-term debt                                           180,898         13,538
Other liabilities                                          8,263          1,756
Deferred income taxes                                     15,474          6,938
Shareholders' equity:
  Preferred stock, no par value;
   250 shares authorized; no shares issued                  -              -
  Common stock, no par value; 50,000 shares
   Authorized; issued: 9,854 shares in 1999
   7,525 shares in 1998; and 7,317 shares in 1997         71,634          8,927
     Retained earnings                                    66,667         56,599
     Deferred compensation costs                            (115)          (230)
     Note receivable for common stock                        (65)           (65)
                                                       ----------     ----------
                                                         138,121         65,231
                                                       ----------     ----------
                                                        $398,046       $114,651
                                                       ----------     ----------
                                        7

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                          CHURCHILL DOWNS INCORPORATED



         February 23, 2000                 \s\ Robert L. Decker
                                           -------------------------------------
                                           Robert L. Decker
                                           Executive Vice President and Chief
                                           Financial Officer
                                           (Principal Financial Officer)



         February 23, 2000                 \s\Vicki L. Baumgardner
                                           -------------------------------------
                                           Vicki L. Baumgardner
                                           Vice President, Finance and Treasurer
                                           (Principal  Accounting Officer)